Exhibit (d)(6)

SUPPLEMENT TO

AMENDED AND RESTATED INVESTMENT ADVISORY CONTRACT

PIMCO Funds

840 Newport Center Drive

Newport Beach, California 92660

August 17, 2010

Pacific Investment Management Company LLC

840 Newport Center Drive

Newport Beach, California 92660

RE:	PIMCO High Yield Spectrum Fund and PIMCO Funds: Private Account Portfolio Series FX Strategies Portfolio (the “Funds”)

Dear Sirs:

As provided in the Amended and Restated Investment Advisory Contract between PIMCO Funds (the “Trust”) and Pacific Investment Management Company LLC (the “Adviser”), dated February 23, 2009 (the “Contract”), the parties may amend the Contract to add additional series of the Trust, under the same terms and conditions as set forth in the Contract, and at a fee rate set forth in Exhibit A to the Contract, as may be amended from time to time.

The Trust and the Adviser hereby agree to amend the Contract as of the date hereof to add the Funds to Exhibit A. The current Exhibit A is replaced with the new Exhibit A attached hereto.

The Declaration of Trust establishing the Trust, as amended and restated effective March 31, 2000, a copy of which, together with all amendments thereto (the “Declaration”), is on file in the Office of the Secretary of the Commonwealth of Massachusetts, provides that the name “PIMCO Funds” refers to the trustees under the Declaration collectively as trustees and not as individuals or personally, and that no shareholder, trustee, officer, employee or agent of the Trust shall be subject to claims against or obligations of the Trust to any extent whatsoever, but that the Trust estate only shall be liable.

EXHIBIT A

(as of August 17, 2010)

PIMCO Funds

Fund	Investment Advisory Fee
All Asset Fund	0.175%

All Asset All Authority Fund	0.20%

California Intermediate Municipal Bond Fund	0.225%

California Short Duration Municipal Income Fund	0.18%

Commercial Mortgage Securities Fund	0.40%

CommoditiesPLUS Short Strategy Fund	0.54%

CommoditiesPLUS Strategy Fund	0.49%

CommodityRealReturn Strategy Fund	0.49%

Convertible Fund	0.40%

Developing Local Markets Fund	0.45%

Diversified Income Fund	0.45%

EM Fundamental IndexPLUS TR Strategy Fund	0.85%

Emerging Local Bond Fund	0.45%

Emerging Markets Bond Fund	0.45%

Emerging Markets and Infrastructure Bond Fund	0.85%

Extended Duration Fund	0.25%

Floating Income Fund	0.30%

Foreign Bond Fund (U.S. Dollar-Hedged)	0.25%

Foreign Bond Fund (Unhedged)	0.25%

Fundamental Advantage Total Return Strategy Fund	0.64%

Fundamental IndexPLUS Fund	0.45%

Fundamental IndexPLUS TR Fund	0.54%

Global Advantage Strategy Bond Fund	0.40%

Global Bond Fund (Unhedged)	0.25%

Global Bond Fund (U.S. Dollar-Hedged)	0.25%

Global Multi-Asset Fund	0.90%

GNMA Fund	0.25%

Government Money Market Fund	0.12%

High Yield Fund	0.25%

High Yield Municipal Bond Fund	0.30%

High Yield Spectrum Fund	0.30%

Income Fund	0.25%

Fund	Investment Advisory Fee
International StocksPLUS TR Strategy Fund (U.S. Dollar-Hedged)	0.45%

International StocksPLUS TR Strategy Fund (Unhedged)	0.39%

Investment Grade Corporate Bond Fund	0.25%

Liquid Assets Fund	0.10%

Loan Obligation Fund	0.25%

Long Duration Fund	0.25%

Long Duration Total Return Fund	0.25%

Long-Term Credit Fund	0.30%

Long-Term U.S. Government Fund	0.225%

Low Duration Fund	0.25%

Low Duration Fund II	0.25%

Low Duration Fund III	0.25%

Moderate Duration Fund	0.25%

Money Market Fund	0.12%

Mortgage-Backed Securities Fund	0.25%

MuniGO Fund	0.20%

Municipal Bond Fund	0.20%

New York Municipal Bond Fund	0.225%

Real Income 2019 Fund	0.19%

Real Income 2029 Fund	0.19%

Real Return Fund	0.25%

Real Return Asset Fund	0.30%

RealEstateRealReturn Strategy Fund	0.49%

RealRetirement 2010 Fund	0.70%

RealRetirement 2020 Fund	0.70%

RealRetirement 2030 Fund(1)	0.75%

RealRetirement 2040 Fund(2)	0.80%

RealRetirement 2050 Fund(3)	0.80%

Short Duration Municipal Income Fund	0.18%

Short-Term Fund	0.25%

Small Cap StocksPLUS TR Fund	0.44%

StocksPLUS Fund	0.25%

StocksPLUS Long Duration Fund	0.35%

StocksPLUS Municipal-Backed Fund	0.34%

Fund	Investment Advisory Fee
StocksPLUS TR Short Strategy Fund	0.44%

StocksPLUS Total Return Fund	0.39%

Tax Managed Real Return Fund	0.25%

Total Return Fund	0.25%

Total Return Fund II	0.25%

Total Return Fund III	0.25%

Treasury Money Market Fund	0.12%

Unconstrained Bond Fund	0.60%

Unconstrained Tax Managed Bond Fund	0.40%

Private Account Portfolio Series

Portfolio	Investment Advisory Fee
Asset-Backed Securities Portfolio	0.02%

Asset-Backed Securities Portfolio II	0.02%

Developing Local Markets Portfolio	0.02%

Emerging Markets Portfolio	0.02%

FX Strategies Portfolio	0.02%

High Yield Portfolio	0.02%

International Portfolio	0.02%

Investment Grade Corporate Portfolio	0.02%

Long Duration Corporate Bond Portfolio	0.02%

Mortgage Portfolio	0.02%

Mortgage Portfolio II	0.02%

Municipal Sector Portfolio	0.02%

Opportunity Portfolio	0.02%

Real Return Portfolio	0.02%

Short-Term Floating NAV Portfolio(4)	0.00%

Short-Term Floating NAV Portfolio II	0.02%

Short-Term Portfolio	0.02%

U.S. Government Sector Portfolio	0.02%

U.S. Government Sector Portfolio II	0.02%

(1)	Effective April 1, 2015, the Fund’s investment advisory fee will be reduced to 0.70%.
(2)	Effective April 1, 2015, the Fund’s investment advisory fee will be reduced to 0.75%. Effective April 1, 2025, the Fund’s investment advisory fee will be further reduced to 0.70%.

(3)	Effective April 1, 2025, the Fund’s investment advisory fee will be reduced to 0.75%. Effective April 1, 2035, the Fund’s investment advisory fee will be further reduced to 0.70%.
(4)	Short-Term Floating NAV Portfolio will be offered only to other series of the PIMCO Funds (each an “Investing Fund”) or other series of registered investment companies for which PIMCO serves as investment adviser. Short-Term Floating NAV Portfolio does not pay an investment advisory fee to PIMCO. By investing in the Short-Term Floating NAV Portfolio, each Investing Fund agrees that 0.01% of the fee that each Investing Fund is currently obligated to pay PIMCO as indicated on this Exhibit A, will be designated as compensation for the investment advisory services PIMCO provides to Short-Term Floating NAV Portfolio under the Contract.

If the foregoing correctly sets forth the Contract between the Trust and the Adviser, please so indicate by signing, dating and returning to the Trust the enclosed copy hereof.

Very truly yours, PIMCO FUNDS

By:	/s/ Henrik P. Larsen
Title:	Vice President

ACCEPTED:

PACIFIC INVESTMENT MANAGEMENT COMPANY LLC

By:	/s/ Brent R. Harris
Title:	Managing Director

PIMCO FUNDS, on behalf of its series Private Account Portfolio Series: Short-Term Floating NAV Portfolio

By:	/s/ Henrik P. Larsen
Title:	Vice President